Exhibit 99.1

NEWS RELEASE

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: R. Jerry Falkner RJ Falkner & Company, Inc. Investor Relations Counsel 800.377.9893 info@rjfalkner.com

FOR IMMEDIATE RELEASE

2010 SALES INCREASE 53% AT CHARLES & COLVARD, LTD.

COMPANY TO HOST 2010 INVESTOR CONFERENCE CALL ON
 WEDNESDAY, FEBRUARY 23, 2011

MORRISVILLE, N.C. -- February 16, 2011 -- Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that its net sales for the year ended December 31, 2010 increased 53% when compared with sales in 2009.  Net sales improved 48% in the fourth quarter of 2010 versus the corresponding period of 2009.

The Company also announced that it will host an investor conference call to discuss its financial results for the quarter and year ended December 31, 2010 at 11:15 a.m. EST on Wednesday, February 23, 2011.  The Company will release its financial results earlier the same day.

“We are very pleased to report a significant improvement in net sales during the past year,” noted Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd.  “The 53% increase in 2010 sales reflects the success of initial efforts by our new management team to re-introduce Charles & Colvard Created Moissanite® to consumers through a variety of retail channels across the United States and in a number of foreign countries.  We remain highly optimistic regarding the potential for moissanite to capture a meaningful share of the jewelry marketplace.  We believe our new collection of moissanite jewelry, coupled with creative marketing strategies and continued efforts to expand consumer distribution, will propel sales of The Most Brilliant Jewel in the World® significantly higher in coming years.”

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EST on February 23, 2011.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=76964.

A replay of the conference call will be available one hour after the call through Wednesday, March 2, 2011, at 9:00 a.m. EST by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 447972.

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The conference call will be archived for review on the Internet at www.videonewswire.com/event.asp?id=76964 and on the Company’s website at www.charlesandcolvard.com through Wednesday, March 2, 2011.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity. Charles & Colvard Created Moissanite® is currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels.  Charles & Colvard, Ltd. is headquartered in Morrisville, North Carolina, and its common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR”.  For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products; general economic and market conditions, including the current economic environment; dependence on Cree, Inc. as the current supplier of the raw material; dependence on third parties for the sales and marketing of our products to end consumers; intense competition in the worldwide jewelry industry; financial difficulties or insolvency of one or more of our major customers; our ability to protect our intellectual property; possible adverse effects of governmental regulation and oversight; risks of conducting business in foreign countries; and the pricing of precious metals, which is beyond our control, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and subsequent reports filed with the SEC.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

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